UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2013

Date of Report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of principal executive offices)	(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Altra Holdings, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Amended and Restated Credit Agreement

On December 6, 2013, Altra Industrial Motion Corp. (the “Company”) entered into an Amended and Restated Credit Agreement by and among the Company, certain of its domestic subsidiaries, including Altra Power Transmission, Inc. (“APT”), and Altra Industrial Motion Netherlands, B.V. (“Altra Netherlands”), one of the Company’s foreign subsidiaries, (collectively, the “Borrowers”), the lenders party to the Amended and Restated Credit Agreement from time to time (collectively, the “Lenders”), J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and KeyBanc Capital Markets, Inc., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to be guaranteed through a Guarantee Agreement by certain domestic subsidiaries of the Company (each a “Guarantor” and collectively the “Guarantors”; the Guarantors collectively with the Borrowers, the “Loan Parties”), and which may be amended from time to time (the “Credit Agreement”). The Credit Agreement amends and restates the Company’s former Credit Agreement, dated as of November 20, 2012, as amended (the “Former Credit Agreement”), by and among the Company, and certain of its domestic subsidiaries, including APT, the lenders party to the Amended and Restated Credit Agreement from time to time (the “Former Lenders”), J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and KeyBanc Capital Markets, Inc., as joint lead arrangers and joint bookrunners, and the Administrative Agent, guaranteed by certain domestic subsidiaries of the Company, pursuant to which the Former Lenders made available to the Borrowers an initial term loan facility of $100,000,000 and an initial revolving credit facility of $200,000,000.

Pursuant to the Credit Agreement, the Lenders made an additional term loan of €50,000,000 (the “New Term Loan”) to Altra Netherlands. The Credit Agreement keeps in effect the balance (approximately $94,000,000) of the existing term loan facility (the “Initial Term Loan”) made to the domestic Borrowers under the Former Credit Agreement (collectively, the two term loans are referred to as the “Term Loan Facility”), as well as the revolving credit facility of $200,000,000 made under the Former Credit Agreement (the “Revolving Credit Facility”). The Credit Agreement continues, even after the making of the New Term Loan, to provide for a possible expansion of the credit facilities by an additional $150,000,000, which can be allocated as additional term loans and/or additional revolving credit loans. The amounts available under the Term Loan Facility were used, and amounts available under the Revolving Credit Facility can be used, for general corporate purposes and to repay existing indebtedness. The stated maturity of these credit facilities is December 6, 2018, and there are scheduled quarterly principal payments due on the outstanding amount of the Term Loan Facility. With respect to the Initial Term Loan, the scheduled quarterly principal payments due on the outstanding amount have been reamortized in accordance with the new December 6, 2018 maturity date. The previous maturity of the Revolving Credit Facility and the Initial Term Loan had been November 20, 2017.

The amounts available under the Revolving Credit Facility may be drawn upon in accordance with the terms of the Credit Agreement. All amounts outstanding under the credit facilities are due on the stated maturity or such earlier time, if any, required under the Credit Agreement. The amounts owed under either of the credit facilities may be prepaid at any time, subject to usual notification and breakage payment provisions. Interest on the amounts outstanding under the credit facilities is calculated using either an ABR Rate or Eurodollar Rate, plus the applicable margin. The applicable margins for Eurodollar Loans are between 1.375% to 1.875%, and for ABR Loans are between 0.375% and 0.875%. The amounts of the margins are calculated based on either a consolidated total net leverage ratio (as defined in the Credit Agreement), or the then applicable rating(s) of the Company’s debt if and then to the extent as provided in the Credit Agreement. A portion of the Revolving Credit Facility may also be used for the issuance of letters of credit, and a portion of the amount of the Revolving Credit Facility is available for borrowings in certain agreed upon foreign currencies.

The Credit Agreement contains various affirmative and negative covenants and restrictions, which among other things, will require the Borrowers to provide certain financial reports to the Lenders, require the Company to maintain certain financial covenants relating to consolidated leverage and interest coverage, limit maximum annual capital expenditures, and limit the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock or debt, make certain investments, sell assets, engage in certain transactions, and effect a consolidation or merger. The Credit Agreement also contains customary events of default.

Ratification Agreement.

Pursuant to an Omnibus Reaffirmation and Ratification of Collateral Documents entered into on December 6, 2013 in connection with the Credit Agreement by and among the Company, the Loan Parties and the Administrative Agent (the “Ratification Agreement”), the Loan Parties (exclusive of the foreign subsidiary Borrower) have reaffirmed their obligations to the Lenders under the Pledge and Security Agreement dated November 20, 2012 (the “Pledge and Security Agreement”), pursuant to which each Loan Party pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all personal property, whether now owned by or owing to, or after acquired by or arising in favor of such Loan Party (including under any trade name or derivations), and whether owned or consigned by or to, or leased from or to, such Loan Party, and regardless of where located, except for specific excluded personal property identified in the Pledge and Security Agreement (collectively, the “Collateral”). Notwithstanding the foregoing, the Collateral does not include, among other items, more than 65% of the capital stock of the first tier foreign subsidiaries of the Company. The Pledge and Security Agreement contains other customary representations, warranties and covenants of the parties. The Credit Agreement provides that the obligation to grant the security interest can cease upon the obtaining of certain corporate family credit ratings for the Company, but the obligation to grant a security interest is subject to subsequent reinstatement if the ratings are not maintained as provided in the Credit Agreement.

Pursuant to the Ratification Agreement, the Loan Parties (other than the foregoing subsidiary Borrower) have also reaffirmed their obligations under each of the Patent Security Agreement and a Trademark Security Agreement in favor of the Administrative Agent dated November 20, 2012 pursuant to which each of the Loan Parties signatory thereto pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all registered patents, patent applications, registered trademarks and trademark applications owned by such Loan Parties.

The foregoing summaries of the Credit Agreement and the Ratification Agreement do not purport to be complete and are qualified in their entirety by the Credit Agreement and the Ratification Agreement, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

Item 1.02 Termination of a Material Definitive Agreement

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Glenn E. Deegan
Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: December 10, 2013